UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2025

CLS HOLDINGS USA, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55546	45-1352286
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

516 S. 4th Street Las Vegas, Nevada	89101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 359-4666

1800 S. Industrial Blvd, Las Vegas 89102

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

A special meeting of stockholders of CLS Holdings USA, Inc. (the “Company”) was held on Tuesday, June 24, 2025 (the “Annual Meeting”). There were present by proxy, holders of 143,935,464 shares of common stock, which constituted 87.37 % of the 167,734,517 shares eligible to vote at the Annual Meeting.

Proposal 1: The proposal to approve the consolidation (the “Consolidation”) of the common shares of the Company (“Shares”) on the basis of one post-Consolidation Share for every 4,000,000 pre-Consolidation Shares held at the effective time of the Consolidation, and to authorize the Board to implement the Consolidation and purchase any fractionalized shares resulting from the Consolidation at three-point-seven cents ($0.037) per pre-Consolidation Share was approved with the following votes:

For	Against	Abstain
135,687,759	8,235,864	11,841

Of the shares voted, 94.27% voted in favor of Proposal 1.

Item 8.01	Other Events

As previously discussed in the Company’s Proxy Statement filed on May 30, 2025, on April 16, 2025, the Board of Directors of the Company voted unanimously to approve, adopt and declare advisable, and to recommend to the Company’s stockholders that they approve at a Special Meeting of Stockholders, to effect a reverse stock split (the “Reverse Stock Split”) of the Company’s issued and outstanding Shares at a ratio of 1 for 4,000,000. As described in greater detail above, on June 24, 2025, the stockholders at a Special Meeting of Stockholders approved the proposal to effect the Reverse Stock Split. The Company will not issue fractional shares resulting from the Reverse Stock Split. Instead, the Company will pay shareholders who would have received a fractional share as a result of the Consolidation a cash payment equal to three-point-seven cents ($0.037) per pre-Consolidation Share. As a result of the Reverse Stock Split, the Company will have fewer than 15 shareholders, which will allow the Company to deregister pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and suspend its reporting obligations under Section 15(d) of the Exchange Act. The Company will also apply to cease to be a reporting issuer in Canada using the “simplified procedure” under Canadian National Policy 11-206 – Process for Cease to be a Reporting Issuer Applications due to the Defaults. The Company intends to effectuate the deregistration and suspension of reporting obligations in the United States by filing a Form 15 with the Securities and Exchange Commission shortly after this filing. Similarly, the Company intends to make the requisite application in Canada shortly after this filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLS HOLDINGS USA, INC.

Date: June 25, 2025	By:	/s/ Andrew Glashow
Andrew Glashow Chairman and Chief Executive Officer

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